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                                                                   EXHIBIT 3.1

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                 SHOLODGE, INC.


                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

                 1.1 Place of Meetings. All meetings of shareholders shall be held at such place, either within or without the State of Tennessee, as from time to time may be fixed by the Board of Directors.

                 1.2 Annual Meetings. The annual meeting of shareholders, for the election of directors and transaction of such other business as may come before the meeting, shall be held in each year on such business day during the first six months of the fiscal year and at such hour as the directors may by resolution determine.

                 1.3 Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board or the President, by a majority of the Board of Directors, or by shareholders together holding at least 10% of the number of shares of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted at such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

                 1.4 Notice of Meetings. Written notice stating the place, day and hour of every meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten days nor more than two months before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

                 1.5 Quorum. Any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a
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majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

                 1.6 Voting. At any meeting of shareholders each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or by his duly authorized attorney in fact.

                 1.7 Inspectors. An appropriate number if inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

                 1.8 Added by amendment adopted July 31, 1996. See attached.



                                   ARTICLE II

                                   DIRECTORS

                 2.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Charter of the Corporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

                 2.2 Number of Directors. The number of directors constituting the Board of Directors shall be not less than five (5) nor more than ten (10), as may be determined from time to time by resolution of the Board of Directors; provided, however, that no reduction in the number of directors shall have the effect of shortening the term of any incumbent director.

                 2.3      Election of Directors; Quorum.

                 (a) For so long as any shares of the Corporation's Series A Redeemable Nonparticipating Stock are outstanding, the term of office of the member or members of the Board of Directors which such holder is entitled to elect pursuant to the Charter of the Corporation shall be one year.

                 (b) Each member of the Board of Directors, other than those provided for in subsection (a) hereof, and subject to





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subsection (c) hereof, shall belong to one of three classes, which classes shall be as nearly equal in number as the then-total number of directors constituting the entire Board permits. The term of office of one class shall expire each year. By action of the holder of the Corporation's common stock to be taken promptly after the adoption of these Amended and Restated Bylaws, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting.

                 (c) Notwithstanding subsection (b) hereof, except as otherwise required by law or provided by the Charter of the Corporation as then in effect, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such shareholders shall expire at the next succeeding annual meeting of shareholders.

                 (d) Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

                 (e) Any vacancy occurring in the Board of Directors for any reason, including vacancies created by an expansion of the size of the Board, may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board, and the term of office of any director so elected shall hold office until the next election of the class for which such directors shall have been chosen and until their successors have been elected and qualified.

                 (f) A majority of the number of incumbent Directors shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

                 2.4 Meetings of Directors. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the State of Tennessee and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President or a majority of the Directors. The Secretary of officer performing the





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Secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone, or in person of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. Directors may attend meetings and meetings may be conducted by conference telephone call provided that each participant in the meeting can hear and be heard by every other participant. The notice of meetings of the Board need not state the purpose of the meeting.

                 2.5 Conflict of Interest. The Corporation shall not enter into any transaction in which a director or officer of the Corporation has, directly or indirectly, a material financial interest potentially or actually in conflict with the interests of the Corporation without the prior approval of
(a) a majority of the members of the Board of Directors who have no direct or indirect material financial interest in the transaction, based upon their finding that the transaction is on terms no less favorable to the Corporation than would be available in a transaction with an unrelated party, or (b) by the holders of a majority of such outstanding shares of the Corporation's common stock as are neither (i) held by or voted under the control of a director or officer with a direct or indirect financial interest in the transaction in question nor (ii) held by or voted under the control of any entity in which a director or officer has a material financial interest or is a general partner. For purposes of this Section 2.5, a director or officer has an indirect interest in a transaction if he is a director, officer, general partner or trustee of, or has a material financial interest in, an entity which is a party to the transaction.

                 2.6 Compensation. By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, and such other compensation as the Board may provide. Nothing herein shall preclude directors from serving the Corporation in other capacities and receiving compensation for such other services.


                                 ARTICLE III

                                  COMMITTEES

                 3.1 Audit Committee. The Corporation shall have an audit committee composed of members of the Board of Directors, including at least two who are not also officers or employees of the Corporation, elected annually by the Board of Directors. The duties of the audit committee shall include the following:





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(i) to serve as the primary means of communication between the Corporation's
Board of Directors and its independent accountants, (ii) to assist and make recommendations to the Board of Directors in fulfilling its responsibilities relating to the Corporation's accounting, financial reporting and internal accounting control policies and practices, (iii) to review with the independent accountants the scope of the annual audit plan, the results of the annual audit and the adequacy of the Corporation's internal accounting controls, (iv) to make recommendations to the Board of Directors with respect to the selection of independent accountants, (v) to approve the fees payable to the independent accountants, (vi) to review any non-audit services rendered by the independent accountants, and (vii) such other duties as the Board may by resolution assign.

                 3.2 Compensation Committee. The Corporation shall have a compensation committee composed of members of the Board of Directors elected annually by the Board. The duties of the committee shall include making recommendations to the Board regarding compensation of officers and directors, administering the Company's stock option and other incentive compensation plans, and such other duties as the Board may assign.

                 3.3 Executive Committee. The Board of Directors, by resolution adopted by a majority of the directors, may elect an executive committee which shall consist of not less than two Directors. When the Board of Directors is not in session, the executive committee shall have all power vested in the Board of Directors by law, by the Charter, or by these Bylaws, provided that the executive committee shall not have power to (i) approve or recommend to shareholders action required to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Charter; (iv) adopt, amend, or repeal the bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or services of shares. The executive committee shall report at the next regular or special meeting of the Board of Directors all action which the executive committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

                 3.4 Other Committees. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may establish such other standing or special committees of the Board, including, but not limited to, a nominating committee and a finance committee, as it may deem advisable; and the composition, term and authority of such committees shall be as set forth in the resolutions establishing the same.





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                 3.5      Meetings.  Regular and special meetings of any
committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors, or subject to such other requirements as each committee may adopt for itself.

                 3.6 Quorum and Manner of Acting. A majority of the members of any committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

                 3.7 Term of Office. Members of any committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such committee is dissolved by the Board of Directors.

                 3.8 Resignation and Removal. Any member of a committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

                 3.9 Vacancies. Any vacancy occurring in a committee resulting from any cause whatever may be filled by a person elected by a majority of the number of directors fixed by these Bylaws.


                                   ARTICLE IV

                                    OFFICERS

                 4.1 Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. Other officers, including a Chairman of the Board, one or more Vice-Presidents (whose seniority and titles, including Executive Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. Any two officers may be combined in the same person as the Board of Directors may determine.

                 4.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause,





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at any time, by the Board of Directors.  Vacancies may be filled by the Board of Directors.

                 4.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors.

                 4.4 Duties of the President. The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors and shall have authority over the general management and directors of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. In the absence of the Chairman and the Vice-Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. The President may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, the President shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned by the Board of Directors.

                 4.5 Duties of the Vice-Presidents. Each Vice-President, if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice-President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

                 4.6 Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors and shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of





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Treasurer such other duties as from time to time may be assigned to him by the
Board of Directors or the President. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

                 4.7 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation and, when requested, shall also act as secretary of the meetings of the committees of the Board. The Secretary shall keep and preserve the minutes of all such meetings in permanent books; see that all notices required to be given by the Corporation are duly given and served; have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; have custody of all deeds, leases, contracts and other important corporate documents; have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; see that all reports, statements and other documents required by law (except tax returns) are properly filed; and in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors or the President.

                 4.8 Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.


                                   ARTICLE V

                                 CAPITAL STOCK

                 5.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class of classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may





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nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

                 5.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

                 5.3 Transfer of Shares. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

                 5.4 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meetings are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.





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                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                 6.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation. Presence or absence of the seal on any document shall not affect the validity of such document.

                 6.2 Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

                 6.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, the signature of any such person may be a facsimile.

                 6.4 Amendment of Bylaws. Unless proscribed by the Charter, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

                 6.5 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise such written proxies, consents, waivers of other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.





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                                 ARTICLE VII

                               EMERGENCY BYLAWS

                 The Emergency Bylaws provided in this Article VII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Charter of the Corporation or in the Tennessee Business Corporation Act (other than those provisions relating to emergency by-laws). An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event.
To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

                 During any such emergency:

                 (a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section 2.4 above, but notice may be given only to such of the directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

                 (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of directors fixed at the time by
Article II of the Bylaws. If the directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed directors for such particular meeting as determined by the following provisions and in the following order of priority:

                  (i) Vice-Presidents not already serving as directors, in the order of their seniority of first election to such offices, of if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

                 (ii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and





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                (iii)     Any other persons that are designated on a list that
        shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

                 (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

                 (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

                 No officer, director or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.

                 These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                 Approved by Board of Directors and Shareholders on December 11, 1991.




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                                  AMENDMENT TO
                        THE AMENDED AND RESTATED BYLAWS
                               OF SHOLODGE, INC.
                            ADOPTED ON JULY 31, 1996


                 The Amended and Restated Bylaws of ShoLodge, Inc. were amended on July 31, 1996 by inserting in Article I thereof a new Section 1.8 as follows:

                          1.8.    Notice of Shareholder Business and
                                  Nominations.

                          (a)     Annual Meetings of Shareholders.

                                  (1)      Nominations of persons for election
                 to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

                                  (2)      For nominations or other businesses
                 to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                                  (3)      Notwithstanding anything in the
                 second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                          (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.





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


                          (c)     General.

                                  (1)      Only such persons who are nominated
                 in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors, except as otherwise provided in Article II below. Only such business shall be conducted at a meeting of the shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Charter or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                                  (2)      For purposes of this Bylaw, "public
                 announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                                  (3)      Notwithstanding the foregoing
                 provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of the Corporation's Series A Redeemable Nonparticipating Stock or any series of Preferred Stock to elect directors under specified circumstances.





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